UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 675-1194
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

On May 6, 2014, Guaranty Bancorp (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals voted on at the Annual Meeting and the final voting results are as follows:

1)             Proposal 1. With respect to the proposal to elect nine members of the Company’s Board of Directors, the following persons were elected to serve as directors of the Company and received the number of votes set forth opposite their respective names:

Nominee	For	Against	Abstain	Broker Non-Votes
Edward B. Cordes	16,771,233	32,235	5,212	1,578,313
John M. Eggemeyer	16,549,552	253,190	5,938	1,578,313
Keith R. Finger	16,746,712	52,407	9,561	1,578,313
Stephen D. Joyce	16,730,552	72,196	5,932	1,578,313
Gail H. Klapper	16,660,546	138,766	9,368	1,578,313
Stephen G. McConahey	16,763,776	38,972	5,932	1,578,313
Paul W. Taylor	16,769,247	34,221	5,212	1,578,313
W. Kirk Wycoff	16,680,621	125,315	2,744	1,578,313
Albert C. Yates	16,656,451	138,712	13,517	1,578,313

2)             Proposal 2. The proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was approved by the following vote:

For	Against	Abstain	Non-Votes
18,347,329	30,103	9,561	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  May 8, 2014